                                                                    EXHIBIT 2.13

Corporations Section                                          Geoffrey S. Connor
P.O. Box 13697                                      Assistant Secretary of State
Austin, Texas 78711-3697


                        Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

                           First Consumer Credit, Inc.
                            Filing Number: 800016462

Articles of Conversion                                          October 02, 2001

                                           In testimony whereof, I have hereunto
                                           signed my name officially and caused
                                           to be impressed hereon the Seal of
                                           State at my office in Austin, Texas
                                           on October 12, 2001.

                                                    /s/ Geoffrey S. Connor
                                           -------------------------------------
                                           Geoffrey S. Connor
                                           Assistant Secretary of State

Corporations Section                                               Henry Cuellar
P.O. Box 13697                                                Secretary of State
Austin, Texas 78711-3697

                        Office of the Secretary of State

                            CERTIFICATE OF CONVERSION
                                       OF

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Conversion of
                          FIRST CONSUMER CREDIT, L.L.C.
                            Filing Number: 701275022

                                Converting it to

                           First Consumer Credit, Inc.

have been received in this office and have been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Conversion.

Dated:  10/02/2001

Effective:  10/02/2001

                                                          /s/ Henry Cuellar
                                              ----------------------------------
                                              Henry Cuellar
                                              Secretary of State

                             ARTICLES OF CONVERSION

                                       OF

                           FIRST CONSUMER CREDIT, LLC

                                      INTO

                           FIRST CONSUMER CREDIT, INC.


         Pursuant to the provisions of Article 10.09 of the Texas Limited Liability Company Act, as amended (the "Act"), the undersigned Texas limited liability company hereby adopts the following Articles of Conversion for the purpose of effecting a conversion in accordance with the provisions of Article
10.08 of the Act.

         1. A Plan of Conversion dated as of September 28, 2001 (the "Plan of Conversion") is attached hereto as Exhibit A and is incorporated by reference. The Plan was adopted in accordance with the provisions of Article 10.08 of the Act.

         2. The name, state of incorporation and organizational form of the Converting Entity is as follows:

                     Name                        State          Organization Form
                     ----                        -----          -----------------
            First Consumer Credit, LLC         Texas         Limited Liability Company

         3. The Plan of Conversion was unanimously approved by all of the members of the Converting Entity on September 28, 2001.

         4. An executed Plan of Conversion is on file at the principal place of business of the Converting Entity at 12740 Hillcrest Road, Suite 240, Dallas, Texas 75230. An executed Plan of Conversion will be on file, from and after the conversion, at the principal place of business of the Converted Entity at 12740 Hillcrest Road, Dallas, Texas 75230.

         5. A copy of the Plan of Conversion will be furnished by the Converting Entity (prior to the conversion) or the Converted Entity (after the conversion), on written request and without cost, to any member of the Converting Entity or shareholder of the Converted Entity.

         6. The approval of the Plan of Conversion was duly authorized by all action required by the laws under which the Converting Entity was organized and by its constituent documents.

         7. The Converted Entity will be responsible for the payment of all fees and franchise taxes required by law and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

         8. The conversion will be effective upon the filing of these Articles of Conversion with the Secretary of State of the State of Texas.

Dated:  October ______, 2001.

                                          FIRST CONSUMER CREDIT, LLC

                                          By:             /s/ James D. Borschow
                                             -----------------------------------
                                             James D. Borschow
                                             President and Authorized Manager

                                    EXHIBIT A
                            TO ARTICLES OF CONVERSION

                           FIRST CONSUMER CREDIT, LLC
                               PLAN OF CONVERSION

     First Consumer Credit, LLC hereby adopts this Plan of Conversion effective as of September 28, 2001 (the "Plan"). The Plan provides for the conversion of First Consumer Credit, LLC, a Texas limited liability company, into First Consumer Credit, Inc., a Texas corporation, pursuant to Article 10.08 of the Texas Limited Liability Company Act (the "Act").

     The conversion shall occur upon the following terms:

     1.   Name. The names of the converting entity and the converted entity are
          ----
as follows:

          Converting Entity:             First Consumer Credit, LLC
          Converted Entity:              First Consumer Credit, Inc.

     2.   Continued Existence. The Converting Entity is continuing its existence
          -------------------
in the organizational form of the Converted Entity.


     3.   Texas Corporation. The Converted Entity will be a corporation
          -----------------
incorporated under the laws of the State of Texas.

     4.   Conversion of Membership Interests. The outstanding membership
          ----------------------------------
interests of the Converting Entity shall, by virtue of the conversion without any action on the part of the holders thereof, be converted into shares of common stock of the Converted Entity as follows:

                                          Membership Interests                Shares of Common Stock
                                          of Converting Entity                 of Converted Entity
                                          --------------------                 -------------------

                                 Class A        Class B          Total
                                 -------        -------          -----
James D. Borschow               63,676.50        77,500       141,176.50             470.6 shares
First Savings Bank, FSB        116,376.50        24,800       141,176.50             470.6 shares
Richard J. Driscoll              7,947.00         9,700        17,647.00              58.8 shares
                              -----------    ----------      -----------          ---------------
     Total                     188,000.00       112,000       300,000.00           1,000.0 shares

     Upon presentation of certificates evidencing the membership interests of the Converting Entity, duly endorsed, the Converted Entity shall issue certificates for shares of common stock of the Converted Entity to the former members of the Converting Entity.

     5.   Articles of Incorporation of Converted Entity. The Articles of
          ---------------------------------------------
Incorporation of the Converted Entity shall be the Articles of Incorporation attached hereto as Exhibit A.

     6.   Effect of Conversion. The conversion shall have the effects set forth
          --------------------
in Article 10.11 of the Act. The established offices of the Converting Entity shall continue as the offices of the Converted Entity. The sole director of the Converted Entity shall be James D. Borschow. James D. Borschow shall be the President and Secretary of the Converted Entity.

     7.    Member Approval. The Plan shall be submitted to the members of the
           ---------------
Converting Entity for approval as promptly as practicable. Upon approval of the members, the Plan shall be made effective as promptly as practicable.

                                                   FIRST CONSUMER CREDIT, LLC


                                                   By: /s/ James D. Borschow
                                                      --------------------------
                                                      James D. Borschow
                                                      President

                                   EXHIBIT "A"

                            ARTICLES OF INCORPORATION
                               OF CONVERTED ENTITY

                               The State of Texas

                               Secretary of State

                          CERTIFICATE OF INCORPORATION
                                       OF

                           First Consumer Credit, Inc.
                             FILE NUMBER: 800016462

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation.

Issuance of this Certificate of Incorporation does not authorize the use of a corporate name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Filed: 10/02/2001
Effective: 10/02/2001





                                                     /s/ Henry Cuellar
                                                  ------------------------------
                                                  Henry Cuellar
                                                  Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                           FIRST CONSUMER CREDIT, INC.

     I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I
                                    ---------

     The name of the corporation is First Consumer Credit, Inc.

                                   ARTICLE II
                                   ----------

     The period of its duration is perpetual.

                                   ARTICLE III
                                   -----------

     The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV
                                   ----------

     The aggregate number of shares of capital stock which the corporation shall have the authority to issue is One Million (1,000,000) shares, all of which shall be $1.00 par value common stock.

                                    ARTICLE V
                                    ---------

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE VI
                                   ----------

     Except as may be otherwise provided by law, including but not limited to,
Article 2.41 of the Texas Business Corporation Act, as amended, no contract, act or transaction of the corporation with any person or persons, firm, trust or association, or any other corporation shall be affected or invalidated by the fact that any director, officer or shareholder of this corporation is a party to, or is interested in, such contract, act or transaction, or in any way connected with any such person or persons, firm, trust or association, or is a director, officer or shareholder of, or otherwise interested in, any such other corporation, nor shall any duty to pay damages on account to this corporation be imposed upon such director, officer or shareholder of this corporation solely by reason of such fact, regardless of whether the vote, action or presence of any such director, officer or shareholder may be, or may have been, necessary to obligate this corporation on, or in connection with, such contract, act or transaction, provided that if such vote, action or presence is, or shall have been, necessary, such interest or connection (other than an interest as a non-controlling shareholder of any such other corporation) be known or disclosed to the Board of Directors of this corporation.

                                  ARTICLE VII
                                  -----------

     The corporation shall indemnify any person made a party to or involved in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic association, corporation, partnership, joint venture, trust or other enterprise, or employee benefit plan (whether such action, suit or proceeding is based in whole or in part on the sole or contributory gross or ordinary negligence of such person, or otherwise). Such indemnification shall be from any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with any of the foregoing proceedings. As permitted by Section G of
Article 2.02-1 of the Texas Business Corporation Act or any successor statute ("Art. 2.02-1"), the corporation hereby makes mandatory the indemnification provided for herein and Art. 2.02-1 without any further authorization of, or determination regarding, indemnification.

                                  ARTICLE VIII
                                  ------------

     No director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article does not eliminate or limit the liability of a director for: (1) a breach of a director's duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith or that involved intentional misconduct or a knowing violation of the laws; (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (4) an act or omission for which the liability of a director is expressly provided for by statute; or (5) an act related to an unlawful stock repurchase or payment of a dividend.

                                   ARTICLE IX
                                   ----------

     Any action required by the Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares representing not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.


                                    ARTICLE X
                                    ---------

     The right to accumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.

                                   ARTICLE XI
                                   ----------

     The address of its initial registered office is 12740 Hillcrest Road, Suite 240, Dallas, Texas 75230 and the name of its initial registered agent at such address is James D. Borschow.

                                   ARTICLE XII
                                   -----------

     The initial Board of Directors shall consist of one (1) director; however, thereafter, the number of directors constituting the Board of Directors shall be fixed in the manner provided in the bylaws of the corporation. The name and address of the person who is to serve as the sole director of the corporation until the first annual meeting of the shareholders or until his successors are elected and qualified is as follows:

          James D. Borschow
          12740 Hillcrest Road
          Suite 240
          Dallas, TX 75230

                                  ARTICLE XIII
                                  -------------

     The name and address of the incorporator is as follows:

          NAME                                       ADDRESS
          ----                                       -------

          Mark Haynie                      Haynie Rake & Repass, P.C.
                                           14651 N. Dallas Parkway, Suite 136
                                           Dallas, Texas  75254

     IN WITNESS WHEREOF, I have hereunto set my hand as of the 26th day of September, 2001.


                                             /s/ Mark Haynie
                                           -------------------------------------
                                           Mark Haynie, Incorporator